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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-252680

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)

Class A ordinary shares, par value US$0.00005 per share	34,388,544	US$13.71	US$471,466,938.24	US$51,437.04(4)

(1)
These Class A ordinary shares are represented by the Registrant's American depositary shares, each of which represents eight Class A ordinary shares. The ADSs issuable on deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (File No. 333-214177, No. 333-235363 and No. 333-249704), as amended.

(2)
Includes an aggregate of up to 34,388,544 Class A ordinary shares to be resold by the selling shareholders from time to time. Includes 9,773,160, or US$106,331,980.80, of unsold Class A ordinary shares in the form of ADSs previously registered on the prospectus supplement filed pursuant to Rule 424(b)(7) under the Securities Act on July 13, 2020, and on the accompanying prospectus included in the registration statement on Form F-3 (File No. 333-222659), initially filed on January 23, 2018.

(3)
The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee required pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), has been computed pursuant to Rule 457(r) promulgated under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant's American depositary shares on the Nasdaq Capital Market on February 2, 2021.

(4)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by US$13,801.89 with US$0.00 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to US$106,331,980.80 of unsold Class A ordinary shares in the form of ADSs previously registered on the prospectus supplement filed pursuant to Rule 424(b)(7) under the Securities Act on July 13, 2020, and the accompanying prospectus included in the registration statement on Form F-3 (File No. 333-222659), initially filed on January 23, 2018.

Prospectus Supplement
(to Prospectus dated February 3, 2021)

34,388,544 Class A Ordinary Shares

GDS Holdings Limited

        This prospectus supplement relates to the registration of the resale, from time to time, of up to 4,298,568 American depositary shares, or ADSs, representing 34,388,544 Class A ordinary shares of GDS Holdings Limited, par value US$0.00005 per share, by the selling shareholders identified herein. We will not receive any of the proceeds from the resale by the selling shareholders of the ADSs.

        The selling shareholders may resell the securities offered by this prospectus supplement from time to time as they may determine at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. See "Plan of Distribution" elsewhere in this prospectus supplement for a more complete description of the ways in which the securities may be resold by the selling shareholders. The registration of the offer and resale of securities hereunder does not necessarily mean that any of the securities will be sold by the selling stockholders under this prospectus supplement or otherwise. Discounts, concessions, commissions and similar selling expenses attributable to the sale of ADSs covered by this prospectus supplement will be borne by the selling shareholders. We will pay all expenses relating to the registration of the ADSs and the underlying Class A ordinary shares with the United States Securities and Exchange Commission.

        The ADSs are listed on the Nasdaq Global Market under the symbol "GDS." Each ADS represents eight Class A ordinary shares of GDS Holdings Limited. On February 2, 2021, the closing sales price of the ADSs as reported on the Nasdaq Capital Market was US$110.86 per ADS.

        Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital" in the accompanying prospectus.

        Investing in the ADSs involves a high degree of risk. See the "Risk Factors" beginning on page S-6 of this prospectus supplement. See also our annual report on Form 20-F for the year ended December 31, 2019, as well as our subsequently filed periodic and current reports, which we file with the United States Securities and Exchange Commission and are incorporated by reference into this prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 3, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other materials we file with the United States Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 3, 2021 included in the registration statement on Form F-3 (No. 333-252680), which provides more general information.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

  •
  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "ordinary shares" are to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

  •
  "RMB" or "Renminbi" are to the legal currency of China;

  •
  "selling shareholders" are to Gaoling Fund, L.P. and YHG Investment, L.P. and their respective transferees, pledgees, donees or other successors in interest;

  •
  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States; and

  •
  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon (i) the exercise of options outstanding under our share incentive plans, (ii) conversion of our convertible senior notes and (iii) conversion of our convertible preferred shares.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the internet at the SEC's website at www.sec.gov.

        This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People's Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus supplement. Prior to September 30, 2018, our agent for service of process in the United States was Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017. We appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our successor agent for service of process in the United States, effective as of and after October 1, 2018.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019, originally filed with the SEC on April 17, 2020;

  •
  all exhibits to our current report on Form 6-K, furnished to the SEC on October 19, 2020, including Exhibit 99.1, titled "Consolidated Financial Statements";

  •
  the (1) unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2020, and for the nine months ended September 30, 2019 and 2020, and (2) financial information in "Third Quarter 2020 Financial Results," excluding "Updated Business Outlook" and related commentary by us and our senior management, in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on November 16, 2020;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People's Republic of China.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled "Prospectus Supplement Summary", "Risk Factors" and "Use of Proceeds" included herein or included in our Annual Report on Form 20-F for the year ended December 31, 2019 incorporated by reference in this prospectus supplement and the accompanying prospectus. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus supplement relate to, among others:

  •
  our goals and strategies;

  •
  our expansion plans;

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  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

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  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers;

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  the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

  •
  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

  •
  general economic and business conditions in the regions where we operate; and

  •
  assumptions underlying or related to any of the foregoing.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus supplement. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents that we have referred to in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference in this prospectus supplement.

Overview

        We are a leading carrier-neutral data center service provider in China. We focus on developing and operating high-performance data centers. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to connect to all the major PRC telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities. We offer colocation and managed services, including an innovative and unique managed cloud value proposition. We have a 20-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. As of September 30, 2020, we had an aggregate net floor area of 279,618 sqm in service, 95.8% of which was committed by customers, and an aggregate net floor area of 135,871 sqm under construction, 65.9% of which was pre-committed by customers, in each case excluding joint venture data centers.

Corporate Information

        Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People's Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus supplement. Prior to September 30, 2018, our agent for service of process in the United States was Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017. We appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our successor agent for service of process in the United States, effective as of and after October 1, 2018.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

RISK FACTORS

        Any investment in the ADSs involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ADSs. In addition, you should carefully consider the matters discussed under "Risk Factors" in our annual report on Form 20-F which is incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

 Risks Relating to Our Business and Industry

         Export control and economic or trade sanctions could subject us to regulatory investigations or other actions, and may limit our ability to sell to certain customers, which could materially and adversely affect our competitiveness and business operations.

        Recent economic and trade sanctions threatened and/or imposed by the U.S. government on a number of China-based technology companies, including ZTE Corporation, Huawei Technologies Co., Ltd., or Huawei, and certain of their respective affiliates and other China-based technology companies, as well as actions brought against Huawei and related persons by the U.S. and the Canadian governments, have raised further concerns as to whether, in the future, there may be additional regulatory challenges or enhanced restrictions involving other China-based technology companies including us in a wide range of areas such as data security, artificial intelligence, technologies deployed for surveillance purposes, import/export of technology or other business activities. We may also face restrictions on transactions with certain customers, business partners and other persons. For instance, the U.S. government announced several orders effectively barring sales of components and software subject to U.S. export controls to, among others, Huawei and certain other China-based technology companies and their respective affiliates. In particular, on May 15, 2020, the U.S. Department of Commerce took two sets of actions further targeting Chinese firms, including further tightening export controls against Huawei and its non-U.S. affiliates and adding additional China-related entities to the Entity List, which imposes restrictions on the transfer of technology to these entities.

        These restrictions, and similar or more expansive restrictions or sanctions that may be imposed by the U.S. or other jurisdictions in the future, may adversely affect our ability to work with certain existing and future customers and business partners, which could lead to the modification or cancellation of our existing customer contracts, all of which would harm our business. Furthermore, our association with customers or business partners that are or become subject to U.S. regulatory scrutiny or export restrictions could subject us to actual or perceived reputational harm among current or prospective investors, suppliers or customers, customers of our customers, other parties doing business with us, or the general public. Any such reputational harm could result in the loss of investors, suppliers or customers, which could harm our business, financial condition or prospects

        Additionally, these developments may materially and adversely affect certain of our suppliers' and customers' abilities to acquire technologies, systems, devices or components that may be critical to their technology infrastructure, service offerings and business operations, and further cause a turmoil to their industries including telecommunications, information technology infrastructure and consumer electronics, which may, in turn, materially and adversely affect their demand for our services and affect our business, financial condition and results of operations. These restrictions or sanctions, even targeting specific entities unrelated to us, could nevertheless also negatively affect our and our technology partners' abilities to recruit research and development talent or conduct technological collaboration with scientists and research institutes in the U.S., Europe or other countries, which could significantly harm our competitiveness. There can be no assurance that we will not be affected by current or future export controls or economic and trade sanctions regulations.

        Such potential restrictions, as well as any associated inquiries or investigations or any other government actions, may be difficult or costly to comply with and may, among other things, delay or impede the development of the technology, products and solutions of our customers, hinder the stability of our customers' supply chain, and may result in negative publicity, any of which may have a material and adverse effect on our business, financial condition and results of operations.

         We could be adversely affected by political tensions between the United States and China.

        Political tensions between the United States and China have escalated in recent years due to, among other things, the trade war between the two countries since 2018, the COVID-19 outbreak, the PRC National People's Congress' passage of Hong Kong national security legislation, the imposition of U.S. sanctions on certain Chinese officials from China's central government and the Hong Kong Special Administrative Region by the U.S. government, and the imposition of sanctions on certain individuals from the U.S. by the Chinese government, various executive orders issued by former U.S. President Donald J. Trump, such as the one issued in August 2020 that prohibits certain transactions with ByteDance Ltd., Tencent Holdings Ltd. and the respective subsidiaries of such companies, the executive order issued in November 2020 that prohibits U.S. persons from transacting publicly traded securities of certain "Communist Chinese military companies" named in such executive order, as well as the executive order issued in January 2021 that prohibits such transactions as are identified by the U.S. Secretary of Commerce with certain "Chinese connected software applications," including Alipay and WeChat Pay, as well as the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures promulgated by China's Ministry of Commerce on January 9, 2021, which will apply to Chinese individuals or entities that are purportedly barred by a foreign country's law from dealing with nationals or entities of a third country. Rising political tensions between China and the U.S. could reduce levels of trade, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. The measures taken by the U.S. and Chinese governments may have the effect of restricting our ability to transact or otherwise do business with entities within or outside of China and may cause investors to lose confidence in Chinese companies and counterparties, including us. If we were unable to conduct our business as it is currently conducted as a result of such regulatory changes, our business, results of operations and financial condition would be materially and adversely affected.

Risks Related to Doing Business in the People's Republic of China

         Our business operations are extensively impacted by the policies and regulations of the PRC government. Any policy or regulatory change may cause us to incur significant compliance costs.

        We are subject to extensive national, provincial and local governmental regulations, policies and controls. Central governmental authorities and provincial and local authorities and agencies regulate many aspects of Chinese industries, including, among others and in addition to specific industry-related regulations, the following aspects:

  •
  construction or development of new data centers or rebuilding or expansion of existing data centers;

  •
  banking regulations, as a result of the colocation services we provide to banks and financial institutions, including regulations governing the use of subcontractors in the management and maintenance of facilities;

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  environment laws and regulations;

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  security laws and regulations;

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  establishment of or changes in shareholder of foreign investment enterprises;

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  foreign exchange;

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  taxes, duties and fees;

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  customs;

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  land planning and land use rights;

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  energy conservation and emission reduction; and

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  cyber security and information protection laws and regulations, including the Cyber Security Law of the People's Republic of China, or the Cyber Security Law, and the Administrative Measures for the Graded Protection of Information Security.

        The liabilities, costs, obligations and requirements associated with these laws and regulations may be material, may delay the commencement of operations at our new data centers or cause interruptions to our operations. Failure to comply with the relevant laws and regulations in our operations may result in various penalties, including, among others the suspension of our operations and thus adversely and materially affect our business, prospects, financial condition and results of operations. Additionally, there can be no assurance that the relevant government agencies will not change such laws or regulations or impose additional or more stringent laws or regulations. For example, the passage of the PRC Civil Code on May 28, 2020 by the National People's Congress, which will become effective on January 2021, will abolish among other laws, the General Provisions of the PRC Civil Law, the PRC Marriage Law, the PRC Guarantee Law, the PRC Contract Law, the PRC Property Law and the PRC Tort Liability Law. It remains to be seen how the PRC Civil Code will be implemented and enforced in practice. For another example, see "Item 4. Information on the Company—B. Business Overview—Regulatory Matters—Regulations Related to Information Technology Outsourcing Services Provided to Banking Financial Institutions" of our annual report on Form 20-F for the fiscal year ended December 31, 2019 for information regarding regulations of banking and financial institutions that outsource their data center services to us, and "—Regulations Related to Land Use Rights" for information regarding restrictions on the new construction or expansion of data centers within the boundaries of the Beijing municipality. Compliance with such laws or regulations may require us to incur material capital expenditures or other obligations or liabilities.

        Additionally, the Cyber Security Law came into effect on June 1, 2017, which provides certain rules and requirements applicable to network service providers in China. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and the strengthening of network information management through taking technical and other necessary measures as required by laws and regulations to safeguard the operation of networks, responding to network security effectively, preventing illegal and criminal activities, and maintaining the integrity and confidentiality and usability of network data. In addition, the Cyber Security Law imposes certain requirements on network operators of critical information infrastructure, for example, network operators of critical information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of PRC, and shall perform certain security obligations as required under the Cyber Security Law. However, the Cyber Security Law still leaves a series of gaps to be filled due to the complex and sensitive nature of this regulatory area. While the Cyber Security law sets out a broad set of principles, certain key terms and clauses are uncertain and ambiguous, which appear intended to be clarified through a series of laws, implementing regulations and guidelines to be issued by relevant authorities. For example, data security laws and implementing regulations dealing with "personal information protection", "security assessment of cross-border transfer of personal information and important data" and "protection of critical information infrastructure (CII)" are being formulated. Currently, the Cyber Security Law has not directly impacted our operations, but in light of rapid advances in its implementation, we believe the implementation of the Cyber Security Law involves potential risks to our business because we may be deemed as the network operator of critical information infrastructure thereunder. We are in the process of formulating internal rules to comply with the requirements under the Cyber Security Law, including without limitation, the appointment of designated personnel in charge of data protection, the formation of cyber security committee, the release of privacy protection polices and trainings in relation to the transferring of confidential documentation. However, we cannot assure you that the measures we have taken or will take are adequate under the Cyber Security Law. If further changes in our business practices are required under China's evolving regulatory framework for the protection of information in cyberspace, our business, financial condition and results of operations may be adversely affected.

         The audit reports incorporated by reference in this prospectus supplement is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, our investors are deprived of the benefits of such inspection and are exposed to uncertainties. . In addition, the adoption of any rules, legislations or other efforts to increase U.S. regulatory access to audit information could cause uncertainty, and we could be delisted if we were unable to meet any PCAOB inspection requirement in time.

        Our independent registered public accounting firm that issues the audit reports incorporated by reference in this prospectus supplement filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board, or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Because our auditors are located in the Peoples' Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB.

        On May 24, 2013, PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations in the United States and China. PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

        On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects the U.S. regulators' heightened interest in this issue. In a statement issued on December 9, 2019, the SEC reiterated concerns over the inability of the PCAOB to conduct inspections of the audit firm work papers with respect to U.S.-listed companies that have operations in China, and emphasized the importance of audit quality in emerging markets, such as China. On April 21, 2020, the SEC and the PCAOB issued a new joint statement, reminding investors that invest in companies that are based in or have substantial operations in many emerging markets, including China, there is substantially greater risk that disclosures will be incomplete or misleading, and there is also a greater risk of fraud. In the event of investor harm, there is substantially less ability to bring and enforce SEC, DOJ and other U.S. regulatory actions, in comparison to U.S. domestic companies, and the joint statement reinforced past

SEC and PCAOB statements on matters including the difficulty to inspect audit work papers in China and its potential harm to investors. However, it remains unclear what further actions the SEC and PCAOB will take to address the concerns. On June 4, 2020, the U.S. President issued a memorandum ordering the President's Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on the U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S. On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. There is currently no legal process under which such a co-audit may be performed in China. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. The measures in the report are expected to be subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the report, and that the SEC was soliciting public comments and information with respect to these proposals. If we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the Nasdaq, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADS trading in the United States.

        Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our consolidated financial statements.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in December 2020, the U.S. enacted the Holding Foreign Companies Accountable Act, or the HFCA Act, which includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate because of restrictions imposed by non-U.S. authorities in the auditor's local jurisdiction. The HFCA Act also requires public companies on this SEC list to certify that they are not owned or controlled by a foreign government and make certain additional disclosures on foreign ownership and control of such issuers in their SEC filings. Furthermore, the HFCA Act amends the Sarbanes-Oxley Act of 2002 to require the SEC to prohibit securities of any U.S. listed companies from being traded on any of the U.S. national securities exchanges, such as the NYSE and Nasdaq Stock Market, or in the U.S. "over-the-counter" markets, if the auditor of the U.S. listed companies' financial statements is not subject to PCAOB inspections for three consecutive "non-inspection" years after the law becomes effective. While the SEC has not yet identified a list of issuers whose auditors are not subject to PCAOB inspections, the first such list could be released in early 2022. Enactment of the HFCA Act and other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. There can be no assurance that we will not be identified by the SEC as an issuer whose audit report is prepared by auditors that the PCAOB is unable to inspect or investigate. There can be no assurance that, once we have a "non-inspection" year, we will be able to take remedial measures in a timely manner, and as a result, and there can be no assurance that we will always be able to maintain the listing of our ADSs on a national stock exchange in the U.S., such as the NYSE or the Nasdaq Stock Market, or that you will always be allowed to trade our shares or ADSs.

         The perception among investors that the Company is at heightened risk of delisting from Nasdaq could negatively affect the market price of our securities and trading volume of our ADSs. If a delisting were to occur, we would face material adverse consequences.

        The perception among investors, due to current and proposed rules and regulations relating to the ability of the PCAOB to inspect our auditors, political tensions between the United States and China, and other matters, that the Company is at heightened risk of delisting from Nasdaq, could negatively affect the market price of our securities and trading volume of our ADSs. There have been recent media reports on deliberations within the U.S. government regarding limiting or restricting China-based companies from accessing U.S. capital markets, and delisting China-based companies from U.S. national securities exchanges. If any further such deliberations were to materialize, the resulting legislation may have a material and adverse impact on the stock performance of China-based issuers listed in the United States such as us, and there can be no assurance that we will always be able to maintain the listing of our ADSs on a national stock exchange in the U.S., such as the NYSE or the Nasdaq Stock Market, or that you will always be allowed to trade our shares or ADSs.

        Additionally, any actual delisting determination could seriously decrease or eliminate the value of an investment in our ADSs. We could face substantial material adverse consequences, including, but not limited to, among other things: limited availability for market quotations for our ADSs; reduced liquidity with respect to our shares; a reduced number of investors willing to hold or acquire our shares, which could negatively impact our ability to raise equity financing; an impaired ability to provide equity incentives to our employees; and limited news and analyst coverage. Additionally, most of our loan agreements include a covenant that we maintain our listing on Nasdaq. While we are currently in the process of seeking modifications or amendments to our loan agreements, there can be no assurance that we will not be in breach of any of these covenants if we are delisted from Nasdaq, and such a breach could result in a default with respect to the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be due and payable immediately. This, in turn, could cause our other debt, to become due and payable as a result of cross-default or acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.

Risks Related to Our ADSs and This Offering

         Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

        Sales of our ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. All of the ADSs sold in this offering and the Class A ordinary shares they represent will be freely transferable without restriction or further registration under the Securities Act.

        Certain major holders of our Class A ordinary shares have the right to cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the

Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline significantly.

        We have adopted share incentive plans, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. See "Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plans" in our annual report on Form 20-F for the fiscal year ended December 31, 2019. We intend to register all ordinary shares that we may issue under these share incentive plans. Once we register these ordinary shares, they can be freely sold in the public market in the form of ADSs upon issuance. If a large number of our ordinary shares or securities convertible into our ordinary shares are sold in the public market in the form of ADSs after they become eligible for sale, the sales could reduce the trading price of our ADSs and impede our ability to raise future capital. In addition, any ordinary shares that we issue under our share incentive plans would dilute the percentage ownership held by the investors who purchase ADSs in this offering.

         The ADSs are equity and are subordinate to our existing and future indebtedness, the convertible preferred stock and any preferred stock we may issue in the future.

        The ADSs are our equity interests and do not constitute indebtedness. As such, ADSs will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. Additionally, holders of our ADSs may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

        Our ADSs will rank junior to our convertible preferred stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our convertible preferred stock through the most recently completed dividend period, no dividends may be declared or paid on our ADSs and we will not be permitted to repurchase any of our ADSs, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our ADSs until we have paid to holders of our preferred stock a liquidation preference equal to the greater of (i) the stated value per convertible preferred share, plus an amount equal to any dividends accumulated but unpaid thereon (whether or not declared), and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, converted their convertible preferred shares into Class A ordinary shares (at the then applicable conversion rate).

        Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our ADSs with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our ADSs with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our ADSs, the rights of holders of our ADSs or the market price of our ADSs could be adversely affected.

         We will continue to incur increased costs as a result of being a public company, particularly since we have ceased to qualify as an "emerging growth company."

        Since the completion of our initial public offering, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Since December 31, 2018, we have been deemed to be a

"large accelerated filer" as the term is defined in Rule 12b-2 of the Exchange Act, and we thereby ceased to be an "emerging growth company" as the term is defined in the JOBS Act.

        These rules and regulations have increased our legal and financial compliance costs and made some corporate activities more time-consuming and costly. Since we have ceased to be an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. Operating as a public company has also made it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

        Shareholders of our company have in the past brought, and may in the future bring, securities class action lawsuits against our company following periods of instability in the market price of our ADSs. On August 2, 2018, a securities class action lawsuit was filed in the United States District Court in the Eastern District of Texas against GDS Holdings Limited, our Chief Executive Officer Mr. William Wei Huang, and our Chief Financial Officer Mr. Daniel Newman (collectively, "Defendants") by Hamza Ramzan, a GDS shareholder. The action was subsequently transferred to the Southern District of New York. See "Item 4. Information on the Company—B. Business Overview—Legal Proceedings" in our annual report on Form 20-F for the fiscal year ended December 31, 2019. On April 7, 2020, the court granted Defendants' motion to dismiss the amended complaint, and dismissed the action in its entirety against all Defendants. On April 7, 2020, the court granted Defendants' motion to dismiss the amended complaint, and dismissed the action in its entirety against all Defendants. Plaintiffs filed a notice of appeal on May 6, 2020, and the appeal remains pending as of the date of this prospectus supplement. Any further class action lawsuit could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action lawsuit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

 USE OF PROCEEDS

        The selling shareholders will receive all of the proceeds from the resale of the ADSs and the underlying Class A ordinary shares of GDS Holdings Limited offered pursuant to this prospectus supplement. We will not receive any of the proceeds from the resale by the selling shareholders of the ADSs. The selling shareholders will bear the underwriting commissions and discounts, if any, attributable to their resale of the ADSs. See "Selling Shareholders."

SELLING SHAREHOLDERS

        This prospectus supplement covers the possible resale, from time to time after the date of this prospectus supplement, of ADSs representing Class A ordinary shares of GDS Holdings Limited owned by Gaoling Fund, L.P. and YHG Investment, L.P., collectively, the Selling Shareholders. We have no assurance that the Selling Shareholders will sell any of the Class A ordinary shares registered for resale hereunder. See "Plan of Distribution." In addition, the Selling Shareholders may sell the ADSs pursuant to this prospectus supplement or in privately negotiated transactions. Accordingly, we cannot estimate the number of ADSs representing Class A ordinary shares that the Selling Shareholders will sell under this prospectus supplement. Information about the Selling Shareholders may change over time.

        Once the registration statement, of which this prospectus supplement is a part, is effective, ADSs representing all of the Class A ordinary shares of the Selling Shareholders listed below will be available for resale in the public market.

        The Selling Shareholders purchased our Class A ordinary shares in a private placement transaction pursuant to a share purchase agreement, or the Share Purchase Agreement, dated June 22, 2020 among us and the Selling Shareholders. The Selling Shareholders represented that each of them is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act. We relied on the private placement exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereof for purposes of the transactions described above. In connection with the execution of the Share Purchase Agreement, we entered into an investor rights agreement, or the Investor Rights Agreement, dated June 26, 2020, with the Selling Shareholders, providing for certain registration rights. At the time of purchase, there was no agreement or understanding to distribute our shares or the ADSs.

        The following table, to our knowledge, sets forth information regarding the beneficial ownership of our ordinary shares of the Selling Shareholders that each may offer and sell from time to time under this prospectus supplement. The total number of ordinary shares outstanding as of the date of this prospectus supplement is 1,495,180,395, comprising of 1,427,590,059 Class A ordinary shares (including 49,912,168 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plans) and 67,590,336 Class B ordinary shares issued and outstanding. The percentages are calculated excluding the 49,912,168 Class A ordinary shares that are held by JPMorgan Chase Bank, N.A., as depositary, and reserved for future delivery in respect of share awards granted under our share incentive plans. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The information provided in the table below is based in part on information provided by or on behalf of the Selling Shareholders.

% of Aggregate Voting Power with Class A and Class B Ordinary Shares Voting on a 1:20 Basis(3)(4)
% of Aggregate Voting Power with Class A and Class B Ordinary Shares Voting on a 1:1 Basis(3)
	Ordinary Shares Beneficially Owned Before the Offering(1)				Ordinary Shares Being Offered				Ordinary Shares Beneficially Owned After the Offering(2)
	Class A		Class B		Class A		Class B		Class A		Class B
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Selling Shareholders:
Affiliates of Hillhouse Capital Advisors, Ltd.(5)	49,764,368	3.6	—	—	34,388,544	2.5	—	—	15,375,824	1.1	—	—	0.6	1.0

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares.

(2)
The Selling Shareholders may not sell any or all of the Class A ordinary shares offered by this prospectus supplement and as a result, we cannot estimate the number of Class A ordinary shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Class A ordinary shares covered by this prospectus supplement will be held by the Selling Shareholders.

(3)
In the computation of the percentages of aggregate voting power, we have included our convertible preferred shares, the holders of which are entitled to (i) vote with the holders of the ordinary shares on all matters submitted for a vote of holders of ordinary shares and (ii) a number of votes per such convertible preferred share equal to the number of Class A ordinary share into which each such convertible preferred share is then convertible at the time of the related record date as if the holders of such convertible preferred shares were holders of Class A ordinary shares. "*" denotes an aggregate voting power of less than 0.1%.

(4)
For each entity included in this column, the percentage of total voting power represents voting power based on all ordinary shares beneficially owned by such entity, with respect to (i) the election of a simple majority of our directors and (ii) any change to our amended articles of association that would adversely affect the rights of the holders of Class B ordinary shares, at general meetings of our shareholders, where each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 20 votes per share. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote, voting together as a combined class, and accordingly, percentages of total voting power on such matters correspond to the percentages in the adjacent column, "% of Aggregate Voting Power with Class A and Class B Ordinary Shares Voting on a 1:1 Basis." Class B ordinary shares are convertible into Class A ordinary shares.

(5)
Based on the information provided by affiliates of Hillhouse Capital Advisors, Ltd., consists of (i) 48,450,896 Class A Ordinary Shares held by Gaoling Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("Gaoling"), of which 33,093,792 Class A Ordinary Shares are being offered pursuant to this prospectus supplement, and (ii) 1,313,472 Class A Ordinary Shares held by YHG Investment, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("YHG"), of which 1,294,752 Class A Ordinary Shares are being offered pursuant to this prospectus supplement. HCA Hillhouse Capital Advisors, Ltd. is the sole management company of Gaoling and is the sole general partner of YHG. The principal business address of HCA is DMS House, 20 Genesis Close, PO Box 2587, George Town, Grand Cayman, Cayman Islands KY1-1103.

 DIVIDEND POLICY

        Since our inception, except for the US$50.8 million preference dividend paid to our preferred shareholders upon completion of our initial public offering, of which US$11.4 million was paid in cash and US$39.4 million was paid in the form of 31,490,164 Class A ordinary shares based on the initial public offering price of US$10.00 per ADS and the dividends on our preferred share issued on March 19, 2019, we have not declared or paid any other dividends on our shares. We do not have any present plan to pay any dividends on our Class A ordinary shares or ADSs in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        The holder of our convertible preferred shares, i.e., an affiliate of Ping An Overseas Holdings, is entitled to receive cumulative preferred dividends which began to accrue and accumulate from the date the convertible preferred shares were issued, regardless of whether any funds of our company are legally available for the payment of such dividends. The cumulative preferred dividends generally accrue (i) during the first eight years from the issuance date, at a minimum rate of 5% per annum of a specified value for each convertible preferred share, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option, and (ii) as of the eighth anniversary of the issuance date, at a minimum rate of 7% per annum of a specified value for each convertible share, payable quarterly in arrears, in cash only, which rate shall be further increased by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding.

        Any other future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        We are an exempted company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we may rely on dividends distributed by our PRC subsidiaries. Certain payments from our PRC subsidiaries to us may be subject to PRC withholding income tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

 PLAN OF DISTRIBUTION

        We are registering the Class A ordinary shares issued to Gaoling Fund, L.P. and YHG Investment, L.P., collectively, the Selling Shareholders, to permit the resale of these Class A ordinary shares in the form of ADSs from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the Selling Shareholders of the ADSs. We will bear all fees and expenses incident to our obligation to register the Class A ordinary shares. The registration of the offer and resale of securities hereunder does not necessarily mean that any of the securities will be sold by the selling stockholders under this prospectus supplement or otherwise.

        The Selling Shareholders may sell all or a portion of the ADSs representing Class A ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholders may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

  •
  broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The Selling Shareholders may also resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. If the Selling Shareholders effect such transactions by selling ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with sales of the ADSs or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging in positions they assume. The Selling Shareholders may also sell ADSs short and if such short sale shall take place after the date that this registration statement is declared effective, the Selling Shareholders may deliver ADSs covered by this prospectus supplement to close out short positions and to return borrowed securities in connection with such short sales. The Selling Shareholders may also loan or pledge ADSs to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholders have been advised that they may not use securities registered on this registration statement to cover short sales of our ADSs made prior to the date the registration statement, of which this prospectus supplement forms a part, has been declared effective.

        The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(7) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus supplement. The Selling Shareholders may also transfer and donate the Class A ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        The Selling Shareholders and any broker-dealer or agents participating in the distribution of the ADSs may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any Selling Shareholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Each Selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs. Upon our being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ADSs through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such the ADSs were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

        There can be no assurance that any Selling Shareholder will sell any or all of the Class A ordinary shares registered pursuant to the shelf registration statement, of which this prospectus supplement forms a part.

        Each Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market-making activities with respect to the ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

        We will pay all expenses of the registration of the Class A ordinary shares pursuant to an investor rights agreement with the Selling Shareholders, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that each Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the investor rights agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus supplement, or we may be entitled to contribution.

TAXATION

        The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of King & Wood Mallesons.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Pursuant to Section 6 of the Tax Concessions Act (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

  (i)
  that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

  (ii)
  that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

        The undertaking for us is for a period of twenty years from December 19, 2006.

People's Republic of China Taxation

        In March 2007, the National People's Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their "de facto management bodies" located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementation Rules of the Enterprise Income Tax Law further defines the term "de facto management body" as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ADSs. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of our ADSs and ordinary shares as of the date hereof. This summary is only applicable to ADSs and ordinary shares held as capital assets by a United States Holder (as defined below).

        As used herein, the term "United States Holder" means a beneficial owner of our ADSs or ordinary shares that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a person required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs or ordinary shares, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ADSs or ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of any distributions on the ADSs or ordinary shares (including any amounts withheld for PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will generally be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. Our ADSs are listed on the Nasdaq. United States Treasury Department guidance indicates that our ADSs are readily tradable on an established securities market in the United States. Thus, subject to the discussion under "—Passive Foreign Investment Company" below, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rates. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for these reduced tax rates. There also can be no assurance that our ADSs will continue to be readily tradable on an established securities market in the United States in later years. Consequently, there can be no assurance that dividends on our ADSs will continue to be afforded the reduced tax rates. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law (see "—People's Republic of China Taxation" above), we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty. In that case, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation whether or not the shares are readily tradable on an established securities market in the United States, and whether or not the shares are represented by ADSs. Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

        Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company in the taxable year in which such dividends are paid or in the preceding taxable year (see "—Passive Foreign Investment Company" below).

        In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "—People's Republic of China Taxation." In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution ordinarily would be treated, first, as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and, second, the balance in excess of adjusted basis ordinarily would be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that distributions will generally be reported to the Internal Revenue Service, or IRS, and taxed to you as dividends (as discussed above), even if they might ordinarily be treated as a tax-free return of capital or as capital gain.

Passive Foreign Investment Company

        Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company, or a PFIC, for our taxable year ended December 31, 2019 and we do not expect to be a PFIC for our current taxable year or future taxable years, although there can be no assurance in this regard, since the determination of our PFIC status cannot be made until the end of a taxable year and depends significantly on the composition of our assets and income throughout the year.

        In general, we will be a PFIC for any taxable year in which:

  •
  at least 75% of our gross income is passive income, or

  •
  at least 50% of the value (based on an average of quarterly values) of our assets is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of determining whether we are a PFIC, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income. However, it is not entirely clear how the contractual arrangements between us and our consolidated variable interest entities, or VIEs, will be treated for purposes of the PFIC rules. For United States federal income tax purposes, we consider ourselves to own the stock of our consolidated VIEs. If it is determined, contrary to our view, that we do not own the stock of our consolidated VIEs for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), that would alter the composition of our income and assets for purposes of testing our PFIC status, and may cause us to be treated as a PFIC.

        The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and you do not make a timely mark-to-market election, as described below, you will be subject to special—and generally very unfavorable—tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our ADSs or ordinary shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the ADSs or ordinary shares (even if we do not qualify as a PFIC in any subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your ADSs or ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

        In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your ADSs or ordinary shares provided such ADSs or ordinary shares are treated as "marketable stock." The ADSs or ordinary shares generally will be treated as marketable stock if the ADSs or ordinary shares are "regularly traded" on a "qualified exchange or other market" (within the meaning of the applicable Treasury regulations). Under current law, the mark-to-market election may be available to holders of ADSs as the ADSs are listed on the

Nasdaq, which constitutes a qualified exchange, although there can be no assurance that the ADSs will be "regularly traded" for purposes of the mark-to-market election. It should also be noted that only the ADSs and not the ordinary shares are listed on the Nasdaq. Consequently, if you are a holder of ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election.

        If you make an effective mark-to-market election, for each taxable year that we are a PFIC, you will include as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Your adjusted basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

        A different election known as the "qualified electing fund" or "QEF" election is generally available to holders of PFIC stock, but requires that the corporation provide the holders with a "PFIC Annual Information Statement" containing certain information necessary for the election, including the holder's pro rata share of the corporation's earnings and profits and net capital gains for each taxable year, computed according to United States federal income tax principles. We do not intend, however, to determine our earnings and profits or net capital gain under United States federal income tax principles, nor do we intend to provide United States Holders with a PFIC Annual Information Statement. Therefore, you should not expect to be eligible to make this election.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any non-United States entities in which we hold equity is also a PFIC (a "lower-tier PFIC"), you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of the entities in which we hold equity.

        You will generally be required to file IRS Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your adjusted basis in the ADSs or ordinary shares. Subject to the discussion under "—Passive Foreign Investment Company" above, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ADSs or ordinary shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). You are urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or other disposition of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

        Certain United States Holders are required to report information relating to our ADSs or ordinary shares by attaching a complete Form 8938, Statement of Specified Foreign Financial Assets, with their tax returns for each year in which they hold ADSs or ordinary shares. Significant penalties can apply if you are required to file this form and you fail to do so. You are urged to consult your own tax advisor regarding this and other information reporting requirements relating to your ownership of the ADSs or ordinary shares.

 LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2018 and 2019, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and the consolidated financial statements of GDS Holdings Limited as of and for the six months ended June 30, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports, dated April 17, 2020 and October 19, 2020 respectively, of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated April 17, 2020 refers to a change to the Company's method of accounting for leases in 2019 due to the adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842), and for revenue recognition in 2018 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) .

        The audit report dated October 19, 2020 states that the accompanying consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for the six months ended June 30, 2019, and the related notes, were not audited by KPMG Huazhen LLP and, accordingly, KPMG Huazhen LLP does not express an opinion on them.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

PROSPECTUS

GDS Holdings Limited

CLASS A ORDINARY SHARES

        We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders may sell shares of our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 36 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS." On February 2, 2021, the last reported sale price of the ADSs on the Nasdaq Global Market was US$110.86 per ADS.

        Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital."

        Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2021.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "area committed" are to part of our area in service which is committed to customers pursuant to customer agreements remaining in effect;

  •
  "area held for future development" are to the estimated net floor area that we have secured for potential future development by different means, including greenfield and brownfield land which we have acquired or which we expect to acquire pursuant to binding framework agreements with local governments, building shells which we have purpose-built on land which we own, and existing buildings for which we have entered into agreements in connection with their acquisition or lease with the intention of converting or redeveloping into data centers, but which are not actively under construction;

  •
  "area in service" are to the entire net floor area of data centers (or phases of data centers) which are ready for service;

  •
  "area pre-committed" are to part of our area under construction which is pre-committed to customers pursuant to customer agreements remaining in effect;

  •
  "area under construction" are to the entire net floor area of data centers (or phases of data centers) which are actively under construction and have not yet reached the stage of being ready for service;

  •
  "area utilized" are to part of our area in service that is committed to customers and revenue generating pursuant to the terms of customer agreements remaining in effect;

  •
  "carrier-neutral" or "cloud-neutral" are to data centers that are not owned, operated, or tied to any one network or cloud service provider, respectively;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "commitment rate" are to the ratio of area committed to area in service;

  •
  "GIC" are to GIC Private Limited, Singapore's sovereign wealth fund;

  •
  "gross floor area" are to either the total internal area of buildings which we own, or to the total area under lease with respect to buildings which we lease;

  •
  "joint venture data centers" are to data centers that we build-to-suit and operate for strategic customers and in which, on completion, we intend to sell an equity interest to our joint venture partner, GIC;

  •
  "move-in period" are to the period commencing when part of the area committed under a particular customer agreement becomes area utilized and ending when all of the area committed under such customer agreement becomes area utilized in accordance with the terms of such customer agreement remaining in effect;

  •
  "net floor area" are to the total internal area of the computer rooms within each data center where customers can house, power and cool their computer systems and networking equipment;

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  "ordinary shares" refers to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

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  "pre-commitment rate" are to the ratio of area pre-committed to area under construction;

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  "PUE" are to power usage effectiveness;

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  "PUE ratio" are to power usage effectiveness ratio, a metric used to determine the energy efficiency of a data center; it is determined by dividing the total amount of power consumed by the data center by the total amount of power consumed directly by customers to operate their IT systems housed in the data center;

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  "ready for service" are to facilities which have passed commissioning and testing, obtained government approvals for operation, and contain one or more computer rooms fully equipped and fitted out ready for utilization by customers;

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  "RMB" or "Renminbi" are to the legal currency of China;

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  "self-developed data centers" are to data centers operated by us that we either purpose-build from the ground up, develop from building shells purpose-built for us, convert from existing buildings, or acquire, excluding joint venture data centers;

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  "sqm" are to square meters;

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  "third party data centers" are to data center net floor area that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

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  "Tier 1 markets" are the areas in and around the cities of Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing;

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  "total area committed" are to the sum of area committed and area pre-committed;

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  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States;

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  "utilization rate" are to the ratio of area utilized to area in service; and

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  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon (i) the exercise of options outstanding under our share incentive plans, (ii) conversion of our convertible senior notes and (iii) conversion of our convertible preferred shares.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward looking statements are made under the "safe harbor" provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" included in documents we file from time to time with the SEC, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:

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  our goals and strategies;

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  our expansion plans;

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  our future business development, financial condition and results of operations;

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  the expected growth of the data center and cloud services market;

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  our expectations regarding demand for, and market acceptance of, our services;

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  our expectations regarding keeping and strengthening our relationships with customers;

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  the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

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  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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  general economic and business conditions in the regions where we operate; and

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  assumptions underlying or related to any of the foregoing.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to this registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

 OUR COMPANY

        We are a leading carrier-neutral data center service provider in China. We focus on developing and operating high-performance data centers. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. We also build-to-suit and operate data centers at other locations selected by our customers in order to fulfill their broader requirements. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to access all the major PRC telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities. We offer colocation and managed services, including direct private connection to leading public clouds, an innovative service platform for managing hybrid clouds and, where required, the resale of public cloud services. Our innovative and unique platform of interconnected data centers enables cloud service providers to expand in a flexible way in their key markets, and also enables enterprises to deploy their hybrid clouds in close proximity to the networked nodes of leading public clouds. We have a 20-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. As of September 30, 2020, we had an aggregate net floor area of 279,618 sqm in service, 95.8% of which was committed by customers, and an aggregate net floor area of 135,871 sqm under construction, 65.9% of which was pre-committed by customers, in each case excluding joint venture data centers.

        We believe the market for high-performance data center services in China is experiencing strong growth. Demand is driven rapid growth in the volume of data created, transmitted, processed and stored as a result of the accelerating trend of digital transformation and the rising adoption of new technologies such as cloud computing, 5G, artificial intelligence, big data, machine learning, blockchain internet of things, augmented and virtual reality, e-payments and digital currency. Demand is also driven by PRC government policies which consistently and actively support technology-driven development and the growth of the digital economy. Recently, the PRC government has promoted the concept of "new infrastructure" which includes, among other things, largescale data centers, artificial intelligence and industrial internet. Such policy orientation is ushering in new waves of investment at all levels of the economy, which we believe will give rise to numerous opportunities we can take advantage of in the years to come.

        To satisfy such demand requires data centers which are largescale, both in terms of net floor area and power capacity, highly reliable in terms of uptime, and highly efficient in terms of power usage. With increasing scale, it has become increasingly challenging to source, develop and operate new facilities that meet the required standard, in particular to secure suitable land and buildings which can be developed or converted into data center facilities and to obtain the necessary regulatory approvals and power supply in China's primary economic hubs where demand is concentrated. As a result, we believe that there is a relative scarcity of high-performance data center capacity in these areas.

        Our platform of interconnected data centers and secured expansion capacity is strategically located to address this growing demand. We develop and operate our data centers predominantly in and around Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing, the primary financial, commercial, industrial and communications hubs in each region of China. We refer to the areas in and around these hubs as Tier 1 markets. Our customers typically use our data centers in Tier 1 markets to house their mission-critical, latency-sensitive data and applications. Our data center locations provide convenient access for our customers and, furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities. In the past, our data centers were mainly clustered in key urban districts within each Tier 1 market in accordance with customer preference. More recently, in order to keep pace with demand and overcome the challenge of creating new supply, we are developing more data centers at strategic locations on the outer edge of these markets, including on campuses where we can expand capacity in multiple phases. These outer edge developments, which we still consider Tier 1 markets, enable our hyperscale customers to fulfill their requirement for larger deployments of IT capacity on a single site and to upscale over time, while remaining within acceptable parameters for network latency. In addition to our presence in Tier 1 markets, we build-to-suit and operate our own data centers and joint venture data centers at other locations selected by our customers in order to house their offline and less critical data and applications in lower cost areas where, at times, renewable energy sources are also accessible.

        From our inception, we have built up our own in-house data center design capability, which we believe is unparalleled in the industry. We were one of the first movers in developing high-performance data centers in China, anticipating the trend for IT to become increasingly mission-critical, and then in combining high availability with larger net floor area and power capacity to meet the unprecedented requirements of hyperscale cloud service providers and large internet companies under the wholesale model. Our data centers are largescale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT. We install high power density (which refers to the ratio of power capacity to net floor area) and optimize power usage efficiency, which enables our customers to deploy their IT systems more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers' required standards. Within our data centers, we have also developed an innovative service platform to assist our enterprise customers to integrate and control every aspect of their hybrid cloud computing environment across their private servers and one or more public cloud service providers.

        As of September 30, 2020, we served 695 customers, including PRC and global hyperscale cloud service providers and large internet companies, a diverse community of financial institutions, telecommunications carriers and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. We host the largest public cloud platforms operating in China, some of which are present in multiple GDS data centers. Agreements with our hyperscale cloud service provider and large internet customers generally have terms of three to ten years, while agreements with our financial institution and enterprise customers typically have terms of one to five years.

 CORPORATE INFORMATION

        Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People's Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 RISK FACTORS

        Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading "Risk Factors" in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (2020 Revision), as amended, of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital was US$100,100 divided into 2,002,000,000 ordinary shares, comprising 1,800,000,000 Class A ordinary shares, 200,000,000 Class B ordinary shares and 2,000,000 preferred shares, with a par value of US$0.00005 each. As of the date of this prospectus, there are 1,427,590,059 Class A ordinary shares, 67,590,336 Class B ordinary shares and 150,000 Series A convertible preferred shares issued, fully-paid and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our memorandum and articles of association, which were filed with the SEC as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-213951), originally filed on October 4, 2016, as amended.

Registered Office, Entry Number and Objects

        Our registered office in the Cayman Islands is located at the Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands in 2006 and our incorporation number is 178332. The memorandum of association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member's shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Act.

Board of Directors

        See "Item 6. Directors, Senior Management and Employees—C. Board Practices—Duties of Directors" and "Item 6. Directors, Senior Management and Employees—C. Board Practices—Appointment, Nomination and Terms of Directors" in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which item is incorporated by reference in this prospectus.

Ordinary Shares

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to the articles of association.

  Voting Rights.

        Our share capital is currently divided into two classes of shares, namely, ordinary shares and preferred shares. Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. Class A ordinary shares and Class B ordinary shares carry equal rights, generally rank pari passu with one another and are entitled to one vote per share at general meetings of shareholders, except for only the following matters at general meetings of shareholders, with respect to which Class B ordinary shares are entitled to 20 votes per share: (i) the election of a simple majority, or six, of our directors; and (ii) any change to our articles of association that would adversely affect the rights of Class B shareholders. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote. Class B ordinary shares are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances. Any Class A ordinary shares which Class B shareholders acquire will be converted into Class B ordinary shares. See "Description of Share Capital—Ordinary Shares—Conversion" of our Registration Statement on Form F-1 originally filed with the SEC on October 4, 2016, as amended (File No. 333-213951).

        Voting at any meeting of shareholders is by way of a poll, unless the chairman allows a vote by show of hands on a resolution which relates purely to a procedural or administrative matter. Procedural and administrative matters are those that are not on the agenda of the general meeting and relate to the chairman's duties to maintain the orderly conduct of the meeting or allow the business of the meeting to be properly and effectively dealt with, while affording all shareholders a reasonable opportunity to express their views.

        Pursuant to our amended articles of association the following matters will be subject to ordinary resolution of the shareholders, with Class A ordinary shares and Class B ordinary shares each being entitled to one vote per share: (i) the election of two independent directors nominated by our nominating and corporate governance committee; (ii) any allotment or issuance of any of our shares or securities (in any 12-month period, whether in a single transaction or a series of transactions) equal to 10% or more of our share capital, or 10% or more of our voting power, prior to such allotment or issuance (without regard to any exemption from shareholder approval available under the Nasdaq Stock Market Rules); and (iii) any disposition of all, or 10% or more, of our undertakings or assets, as defined in our amended articles of association.

        Subject to the abovementioned matters at general meetings of shareholders with respect to which Class B ordinary shares are entitled to 20 votes per share, an ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than 75% of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

        Conversion.    Class B ordinary shares are convertible into Class A ordinary shares. All Class B ordinary shares are subject to automatic conversion into Class A ordinary shares on the same business day as the first to occur of the following: (i) Mr. William Wei Huang, our founder, chairman and chief executive officer, collectively ceasing to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than five per cent (5%) of our issued and outstanding share capital on an as-converted basis; (ii) the Foreign Investment Law in the form implemented does not require that our VIE entities as it relates to VIE entities be owned or controlled by PRC nationals or entities; (iii) the PRC law no longer requires the conduct of the businesses carried out, or contemplated to be carried out, by us in the PRC, be owned or controlled by PRC nationals or entities; (iv) the promulgation of the Foreign Investment Law as it relates to VIE entities is abandoned by the relevant authorities in the PRC; or (v) the relevant authorities in the PRC approve our VIE structure without the need for our VIE entities to be controlled by PRC nationals or entities; provided, however, that the Class B ordinary shares shall not be automatically converted upon ceasing to constitute five per cent (5%) of our issued and outstanding share capital on an as-converted basis if 75% of the board of directors resolve that such automatic conversion shall, in their opinion, result in our failing to comply with any applicable foreign ownership restrictions under PRC law. Class B shareholders may elect to convert any or all of their Class B ordinary shares into Class A ordinary shares. Each Class B ordinary share is generally convertible into one Class A ordinary share, or at a conversion rate of 1:1. However, if and when the nominal amount of one Class A ordinary share changes by reason of consolidation or sub-division, the applicable conversion rate of Class B ordinary shares into Class A ordinary shares shall equal the quotient of the revised nominal amount, divided by the former nominal amount, of one Class A ordinary share.

  Transfer of Ordinary Shares.

        Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Class B ordinary shares may not be assigned or transferred in whole or in part by a holder or such holder's affiliate. Class B ordinary shares must be converted into Class A ordinary shares prior to any such assignment or transfer.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  the ordinary shares transferred are fully paid and free of any lien in favor of us; and

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  any fee related to the transfer has been paid to us; and

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  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption of Ordinary Shares.    Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allows our Class A shareholders (excluding STT GDC and its controlled affiliates) holding shares representing in aggregate not less than one-third of the issued and outstanding Class A ordinary shares of our company (calculated excluding Class A ordinary shares beneficially owned by STT GDC or its controlled affiliates), to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. When STT GDC no longer has any director appointment right as described herein, STT GDC will be eligible for the same right to requisition a shareholder meeting described above on the same terms as other Class A ordinary shareholders, where the one-third of the Class A ordinary shares will then be calculated based upon all Class A ordinary shares issued and outstanding. STT GDC and the Class B shareholders also have the right to requisition a general meeting insofar as is necessary to exercise and protect their respective nomination and appointment rights.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See "Where You Can Find More Information About Us."

Changes in Capital

        We may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Certain Enumerated Rights under Our Amended Articles of Association

  Appointment Rights

        Our amended articles of association provide that for so long as STT GDC beneficially owns: not less than 25% of our issued and outstanding share capital, they may appoint three directors to our board of directors, including our vice-chairman; less than 25%, but not less than 15%, of our issued and outstanding share capital, they may appoint two directors to our board of directors, including our vice-chairman; and less than 15%, but not less than 8%, of our issued and outstanding share capital, they may appoint one director to our board of directors, including our vice-chairman, none of which appointments will be subject to a vote by our shareholders. Our amended articles of association also provide that for so long as STT GDC has the right to appoint one or more directors to our board of directors, any change in the total number of directors on our board shall require the approval of the director or directors appointed by STT GDC. The above rights of STT GDC may not be amended without the approval of STT GDC.

        Our amended articles of association further provide that for so long as there are Class B ordinary shares outstanding, if any of the directors nominated by or subject to election by Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then the Class B shareholders may appoint an interim replacement for each such director. As of and after such time as there cease to be any Class B ordinary shares outstanding, and for so long as Mr. William Wei Huang beneficially owns not less than 2% of our then issued share capital, Mr. William Wei Huang may appoint one director (which is intended to be Mr. William Wei Huang) to our board of directors. Such appointments will not be subject to a vote by our shareholders. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

  Nomination Rights

        Our amended articles of association also provide that for so long as there are Class B ordinary shares outstanding, the Class B shareholders shall have the right to nominate one less than a simple majority, or five, of our directors, all of whom will be subject to a vote at general meetings of our shareholders and with respect to whom Class B ordinary shares will be entitled to 20 votes per share. If any of the directors nominated by or subject to election by the Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then Mr. Huang may appoint another person to serve in the stead of such director. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

Exempted Company

        We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently comply with the Nasdaq Stock Market Rules in lieu of following home country practice. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

        The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

  Mergers and Similar Arrangements.

        A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

        When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholders' Suits.

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

  •
  a company acts or proposes to act illegally or ultra vires;

  •
  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

  Indemnification of Directors and Executive Officers and Limitation of Liability.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Anti-Takeover Provisions in the Memorandum and Articles of Association.

        Some provisions of our amended articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

  Directors' Fiduciary Duties.

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

  Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. However, our articles of association provides that corporate matters may not be resolved or voted upon without a meeting being held.

  Shareholder Proposals.

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders' meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our articles of association require us to call such meetings every year.

  Cumulative Voting.

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors.

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed only in accordance with the enumerated appointment and nomination rights provided to certain of our shareholders.

  Transactions with Interested Shareholders.

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up.

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Act of the Cayman Islands and our articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

  Variation of Rights of Shares.

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Amendment of Governing Documents.

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

  Rights of Non-Resident or Foreign Shareholders.

        There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

  Directors' Power to Issue Shares.

        Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A., acts as the depositary for the ADSs. Each ADS represents an ownership interest in eight (8) Class A ordinary shares deposited with the custodian, as agent of the depositary. Each ADS also represents an ownership interest in any other securities, cash or other property which may be held by the depositary. Unless certificated American depositary receipts, or ADRs, are specifically requested by you, all ADSs are issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York 10179.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we do not treat you as a shareholder of ours and you do not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee is the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

  (i)
  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

  (ii)
  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such Class A ordinary shares.

        Class A ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  to receive any distribution on or in respect of shares,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of shares,

  •
  to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

  •
  to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying Class A ordinary shares or other deposited securities, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our Class A ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

  •
  a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

  •
  an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

        The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

        If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa 2009 No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

  (1)
  amend the form of ADR;

  (2)
  distribute additional or amended ADRs;

  (3)
  distribute cash, securities or other property it has received in connection with such actions;

  (4)
  sell any securities or property received and distribute the proceeds as cash; or

  (5)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

  •
  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

  •
  the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

  •
  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of Class A ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

  •
  any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

  •
  it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

  •
  it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

  •
  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

  •
  it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People's Republic of China law, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

        The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

        In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a "pre-release"). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the "applicant") to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

        In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

  •
  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

  •
  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

        The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

        By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

        We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        King & Wood Mallesons has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. King & Wood Mallesons has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there exists no treaty or other form of reciprocal arrangement between China and the United States governing the recognition and enforcement of judgments as of the date of this registration statement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty on whether and on what basis a PRC court will recognize or enforce a judgment ruled by a United States court.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class A ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of shares of our ordinary shares beneficially owned by such selling shareholder and the number of our Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any offering price to the public;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2018 and 2019, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and the consolidated financial statements of GDS Holdings Limited as of and for the six months ended June 30, 2020 have been incorporated by reference herein in reliance upon the reports, dated April 17, 2020 and October 19, 2020 respectively, of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated April 17, 2020 refers to a change to the Company's method of accounting for leases in 2019 due to the adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842), and for revenue recognition in 2018 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

        The audit report dated October 19, 2020 states that the accompanying consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for the six months ended June 30, 2019, and the related notes, were not audited by KPMG Huazhen LLP and, accordingly, KPMG Huazhen LLP does not express an opinion on them.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

        This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019, originally filed with the SEC on April 17, 2020;

  •
  all exhibits to our current report on Form 6-K, furnished to the SEC on October 19, 2020, including Exhibit 99.1, titled "Consolidated Financial Statements";

  •
  the (1) unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2020, and for the nine months ended September 30, 2019 and 2020, and (2) financial information in "Third Quarter 2020 Financial Results," excluding "Updated Business Outlook" and related commentary by us and our senior management, in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on November 16, 2020;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People's Republic of China
+86-21-2029-2200

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.